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                                                                    EXHIBIT 2.7
                    PLAN OF MERGER AND ACQUISITION AGREEMENT


         This Plan of Merger and Acquisition Agreement (this "Merger Agreement") is entered into as of the 30th day of December, 1997, between LifeQuest Medical, Inc., a Delaware corporation ("LifeQuest"), LifeQuest Endoscopic Technologies, Inc., a Nevada corporation ("LQET"), Klein Medical, Inc., a Nevada corporation ("KMI") and Val-U-Med, Inc., a Nevada corporation ("VMI") (LifeQuest, LQET, KMI and VMI are sometimes hereinafter collectively referred to as the "Constituent Corporations").

                                    Recitals

         A. As of the date hereof, LifeQuest has authorized capital stock consisting of 10,000,000 shares of common stock, $.001 par value, of which 6,710,883 shares are issued and outstanding and 2,000,000 shares of preferred stock, $.001 par value, of which no shares are issued and outstanding ("LifeQuest Stock").
         B. As of the date hereof, LQET has authorized capital stock consisting of 1,000 shares of common stock, $.01 par value ("LQET Stock"), of which 1,000 shares are issued and outstanding.
         C. As of the date hereof, KMI has authorized capital stock consisting of 1,000 shares of common stock, $.01 par value ("KMI Stock"), of which 1,000 shares are issued and outstanding.
         D. As of the date hereof, VMI has authorized capital stock consisting of 1,000 shares of common stock, $.01 par value ("VMI Stock"), of which 1,000 shares are issued and outstanding.
         E. As of the date hereof, LifeQuest owns all of the issued and outstanding capital stock of each of LQET, KMI and VMI.
         F. The Board of Directors of each of the Constituent Corporations have deemed it in the best interests of each of LifeQuest, LQET, KMI and VMI that each of LQET, KMI and VMI be merged (the "Merger") with and into LifeQuest (such corporation in its capacity as the surviving corporation being hereinafter sometimes called the "Surviving Corporation") on the terms and conditions herein set forth, and has authorized the execution and delivery of this Merger Agreement.

                                   Agreements

         In consideration of the premises and the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

                                   ARTICLE I

         1.1 Merger. At the Effective Time (as defined in Section 1.2 hereof), each of LQET, KMI and VMI shall be merged with and into LifeQuest, the separate existence of each of LQET, KMI and VMI shall cease and LifeQuest as the surviving corporation, shall continue to exist by virtue of and shall be governed by the laws of the State of Delaware and shall maintain a registered office in the State of Delaware, c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

         1.2 Effective Time of Merger. The Merger shall be effective at 12:01 a.m. on January 1, 1998 (the time of such effectiveness is herein called the "Effective Time").





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         1.3     Effect of Merger.  At the Effective Time, LifeQuest, without further action, as provided by the laws of each of the State of Delaware and the State of Nevada, shall succeed to, possess and enjoy all the rights, privileges, powers, immunities and franchises of a public as well as of a private nature, of each of LQET, KMI and VMI. All debts due to each of LQET, KMI and VMI on whatever account and all and every other interest and asset of or belonging to each of LQET, KMI and VMI, respectively, shall be taken and deemed to be transferred to and vested in LifeQuest as effectually as they were vested in each of LQET, KMI and VMI, respectively, without further act or deed; the title to any real estate vested by deed or otherwise in each of LQET, KMI and VMI shall not revert or be in any way impaired by reason of the Merger; all rights of creditors and all liens upon the property of each of LQET, KMI and VMI shall be preserved unimpaired; all debts, obligations, liabilities and duties of each of LQET, KMI and VMI shall thenceforth attach to LifeQuest and may be enforced against LifeQuest, and LifeQuest shall thenceforth be responsible and liable therefor to the same extent as if such debts, obligations, liabilities and duties had been incurred or contracted by it; and any claim existing or action or proceeding pending by or against each of LQET, KMI and VMI may be prosecuted as if the Merger had not taken place, or LifeQuest may be substituted in place of any of LQET, KMI and VMI. At any time or from time to time after the Effective Time, the last acting officers of each of LQET, KMI and VMI shall, in the name of each of LQET, KMI and VMI, execute and deliver all such proper deeds, assignments and other instruments as LifeQuest may deem necessary or desirable in order to vest, perfect or confirm LifeQuest's title to and possession of all of each of LQET, KMI and VMI's property, rights, privileges, powers, immunities and franchises and otherwise to carry out the purposes of this Merger Agreement.

         1.4 Certificate of Incorporation. The provisions of the certificate of incorporation of LifeQuest as in effect at the Effective Time shall be and remain the certificate of incorporation of the Surviving Corporation, until such certificate of incorporation shall be amended as provided by law.

         1.5 Bylaws. The bylaws of LifeQuest as in effect at the Effective Time shall be and remain the bylaws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with law.

                                   ARTICLE II

         2.1 Conversion of LifeQuest Stock. Each share of LifeQuest Stock outstanding at the Effective Time shall be converted into one fully paid and nonassessable share of common stock, $.001 par value ("Surviving Corporation Stock"), of the Surviving Corporation, without any action on the part of the holder thereof. The certificates for such shares shall not be surrendered or in any way modified by reason of the Merger's becoming effective.

         2.2 Cancellation of LQET Stock. Each share of LQET Stock outstanding at the Effective Time shall be cancelled, without any action on the part of the holder thereof. After the Effective Time, each outstanding certificate which prior thereto represented shares of the LQET Stock shall for all purposes be cancelled.

         2.3 Cancellation of KMI Stock. Each share of KMI Stock outstanding at the Effective Time shall be cancelled, without any action on the part of the holder thereof. After the Effective



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Time, each outstanding certificate which prior thereto represented shares of the KMI Stock shall for all purposes be cancelled.

         2.4 Cancellation of VMI Stock. Each share of VMI Stock outstanding at the Effective Time shall be cancelled, without any action on the part of the holder thereof. After the Effective Time, each outstanding certificate which prior thereto represented shares of the VMI Stock shall for all purposes be cancelled.

                                  ARTICLE III

         3.1 Termination. This Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by mutual agreement of the Board of Directors of each of LifeQuest, LQET, KMI and VMI.

         3.2 Void Upon Termination. In the event of termination of this Merger Agreement as provided herein, this Merger Agreement shall forthwith become wholly void and of no effect and there shall be no liability on the part of any party hereto or their respective officers, directors or stockholders pursuant to this Merger Agreement.

         3.3 Waivers. Without action on the part of the stockholders of either LifeQuest, LQET, KMI and VMI, except as otherwise may be required by law, the parties may by written agreement (i) waive any inaccuracies contained herein, (ii) waive compliance with any covenants or agreements contained herein, or (iii) amend or modify any of the provisions of this Merger Agreement in such manner as may be approved by the Board of Directors of LifeQuest; provided, however, that no such amendment or modification, without the approval of the stockholders of LifeQuest, shall change any term of the certificate of incorporation of the Surviving Corporation.

         3.4 Counterparts. This Merger Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         3.5 Governing Law. This Merger Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

         3.6 Section Headings. The section headings contained in this Merger Agreement are inserted for convenience of reference only and shall not affect the meaning of interpretation hereof.

                           [signatures on next page]




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         IN WITNESS WHEREOF, this Merger Agreement has been executed by duly authorized officers of the undersigned companies as of the date first above written.

                                        LIFEQUEST MEDICAL, INC.

ATTEST:


                                        By:
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Randall K. Boatright,                        Herbert H. Spoon,
Secretary                                    President

ATTEST:                                 LIFEQUEST ENDOSCOPIC TECHNOLOGIES,
                                        INC.



                                        By:
------------------------------             ------------------------------------
Randall K. Boatright,                        Herbert H. Spoon,
Secretary                                    President

ATTEST:                                 KLEIN MEDICAL, INC.



                                        By:
------------------------------            -------------------------------------
Randall K. Boatright,                        Herbert H. Spoon,
Secretary                                    President

ATTEST:                                 VAL-U-MED, INC.



                                        By:
------------------------------             ------------------------------------
Randall K. Boatright,                        Herbert H. Spoon,
Secretary                                    President



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